Exhibit 10.68

INTELLECTUAL PROPERTY MATTERS AGREEMENT

between

AGILENT TECHNOLOGIES, INC.

Verigy LTD.

and

VERIGY (SINGAPORE) PTE. LTD.

Dated as of June 1, 2006

INTELLECTUAL PROPERTY MATTERS AGREEMENT

THIS INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is dated as of June 1, 2006, by and between Agilent Technologies, Inc., a Delaware corporation (“Agilent”), Verigy Ltd., a company organized under the laws of Singapore (“Verigy”) and Verigy (Singapore) Pte. Ltd., a company organized under the laws of Singapore and a wholly owned subsidiary of Verigy (“Verigy IP Sub”). Agilent, Verigy and Verigy IP Sub are each a “Party” and collectively, the “Parties”. Each reference to the words “Party” or “Parties” herein shall refer collectively to such Party or Parties on its or their own behalf and on behalf of each of its or their Affiliates.

W I T N E S S E T H:

WHEREAS, pursuant to the Master Separation and Distribution Agreement entered into by and between the Verigy and Agilent (the “Master Separation and Distribution Agreement”), the Parties have agreed to separate the Business from Agilent;

WHEREAS, it is the intent of the Parties, in accordance with the Master Separation and Distribution Agreement, the General Assignment and Assumption Agreement to be entered into between Agilent and Verigy (the “General Assignment and Assumption Agreement”), and the other agreements and instruments provided for therein, that Agilent convey, and cause its Subsidiaries to convey, to Verigy and its Subsidiaries substantially all of the business and assets of the Business and that Verigy and its Subsidiaries assume certain of the liabilities related to the Business;

WHEREAS, it is the intent of the Parties that Agilent convey, and cause its Subsidiaries convey, certain intellectual property rights and certain technology to Verigy IP Sub, to license certain other intellectual property rights to Verigy IP Sub, and for Verigy IP Sub, Verigy and its Affiliates to grant a license back to Agilent under the transferred intellectual property rights subject to the terms and conditions set forth in this Agreement:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1                                 Definitions.

Unless otherwise defined in the Master Separation and Distribution Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them herein or in Exhibit A to this Agreement. In the event of any conflict between the definitions in this Agreement and in the Master Separation and Distribution Agreement, the terms of this Agreement shall control.

1.2                                 Rules of Construction.

(a)                                  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(b)                                 The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The words “include”, “including”, or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. The headings and table of contents in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

TRANSFERRED INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY

2.1                                 Assignment of Intellectual Property Rights.   Agilent agrees to, and agrees to cause its Subsidiaries to, grant, assign and convey to Verigy IP Sub the Transferred Intellectual Property Rights. For the avoidance of doubt, the Transferred Intellectual Property Rights are transferred subject to the licenses granted to Agilent in Article IV below, the competitive restrictions in Article IX, and all other licenses granted under any such Intellectual Property Rights existing and in force as of the Distribution Date (subject to the terms and conditions contained in each such license agreement). The Transferred Intellectual Property Rights include all of Agilent’s and its Subsidiaries’ right, title and interest in and to any and all proceeds, causes of action and rights of recovery against Third Parties for past and future infringement or misappropriation of any of the Transferred Intellectual Property Rights. The Parties shall execute an Intellectual Property Assignment in a form substantially similar to that attached hereto as Exhibit B, and Agilent shall cause its Subsidiaries to do so as appropriate, to document the transfer of the Transferred Intellectual Property Rights. Verigy shall have the sole responsibility, at its sole cost and expense, to file the Intellectual Property Assignment and any other forms or documents as required to record the assignment of the Transferred Intellectual Property Rights from Agilent and its Subsidiaries to Verigy IP Sub; provided however, that, upon request, Agilent shall provide reasonable assistance to Verigy to record the assignment, at Verigy’s sole cost and expense. For the avoidance of doubt, the transfer of Transferred Intellectual Property Rights under this Section 2.1 shall transfer, assign and convey all of Agilent’s and its Subsidiaries’ rights, title and interest in and to the Transferred Intellectual Property Rights.

(a)                                  Assignment of Transferred Trademarks.   As part of the assignment of the Transferred Intellectual Property Rights, Agilent hereby agrees to, and agrees to cause its Subsidiaries to, assign to Verigy IP Sub all right, title and interest in all countries worldwide in and to the Transferred Trademarks and any applications and registrations related thereto, including all common law trademark or trade name rights in such Transferred Trademarks, together with the goodwill of the business symbolized by such Transferred Trademarks.

2.2                                 Assignment of Intellectual Property Licenses.   Agilent agrees to, and agrees to cause its Subsidiaries to, assign and convey to Verigy IP Sub, the Transferred Licenses, subject to the terms, conditions and restrictions of each Transferred License. Verigy acknowledges and agrees that it shall have sole responsibility to seek and obtain the consent of any Third Party necessary for the transfer of any of the Transferred Licenses, and shall bear sole responsibility for any consideration necessary for their transfer, provided however that upon request Agilent will provide reasonable assistance in obtaining such consent, at Verigy’s (or its Subsidiaries’) sole expense. For the avoidance of doubt, and subject to the terms and conditions of the Transferred Licenses, upon the assignment and conveyance of the Transferred Licenses to Verigy IP Sub, Verigy IP Sub shall succeed to all of the rights and responsibilities of Agilent and Agilent’s Subsidiaries under each such Transferred License, including any liabilities arising under such Transferred License prior to the date of such assignment and conveyance, which liabilities shall be the responsibility of Verigy and/or Verigy IP Sub.

2.3                                 Transfer of Business Technology.   Agilent agrees to, and agrees to cause its Subsidiaries to, grant, assign and convey to Verigy IP Sub the Business Technology. For the avoidance of doubt, the transfer of the Business Technology does not include the transfer of any Intellectual Property Rights in or to the Business Technology; such Intellectual Property Rights are either transferred to Verigy IP Sub as Transferred Intellectual Property Rights in Section 2.1 above or are licensed to Verigy IP Sub in Section 3.1 below.

ARTICLE III

LICENSES TO VERIGY

3.1                                 License Grants.   Agilent agrees to, and agrees to cause its Affiliates to, grant to Verigy IP Sub the following personal, irrevocable, non-exclusive, worldwide, royalty free and non-transferable (except as specified below in Article 8 below) licenses under the Licensed Agilent IPR subject to the terms of this Agreement as follows:

(a)                                  Patents.   Under the Agilent Patents, a license to make (including the right to practice methods, processes and procedures), have made (subject to Section 3.2), use, lease, sell, offer for sale and import Verigy Products solely within the Verigy Field. The Agilent Patent licenses set forth in this Section 3.1(a) shall expire, with respect to each individual licensed Patent, upon the expiration of the term of each such Agilent Patent.

(b)                                 Copyrights.   Under its and their Copyrights in and to the Business Technology and Verigy Products, (i) to reproduce and have reproduced the works of authorship included therein and Improvements thereof prepared by or on behalf of Verigy IP Sub, in whole or in part, solely as part of Verigy Products in the Verigy Field, (ii) to prepare Improvements or have Improvements prepared for it based upon such works of authorship solely to create Verigy Products in the Verigy Field, (iii) to distribute (by any means and using any technology, whether now known or unknown) copies of the works of authorship included therein (and Improvements thereof prepared by or on behalf of Verigy IP Sub) to the public by sale or other transfer of ownership or by rental, lease or lending, solely as part of Verigy Products in the Verigy Field, (iv) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included therein (and Improvements thereof prepared by or on behalf of Verigy IP Sub), in all cases solely as part of Verigy Products in the Verigy Field; and (v) to use such works of authorship (and Improvements thereof prepared by or on behalf of Verigy IP Sub) solely to design, develop, manufacture and have manufactured (subject to Section 3.2), sell and support Verigy Products in the Verigy Field.

(c)                                  Database Rights.   Under its and their Database Rights in and to the Business Technology, to extract data from the databases included therein and to re-utilize such data (and Improvements thereof prepared by or on behalf of Verigy IP Sub) solely to design, develop, manufacture and have manufactured (subject to Section 3.2), sell and support Verigy Products in the Verigy Field.

(d)                                 Mask Works Rights.   Under its and their Mask Work Rights in and to the Business Technology, (i) to reproduce and have reproduced (subject to Section 3.2), by optical, electronic or any other means, mask works and semiconductor topologies included in the Business Technology and embodied in Verigy Products solely in the Verigy Field, (ii) to import or distribute a product in which any such mask work or semiconductor topology is embodied, and (iii) to permit Third Parties to do any of the forgoing.

(e)                                  Trade Secrets and Industrial Designs.   Under its and their Trade Secrets and Industrial Designs used in designing, developing, manufacturing, selling or supporting the Business Technology (and Improvements thereof prepared by or on behalf of Verigy IP Sub) solely to design, develop, manufacture and have manufactured (subject to Section 3.2), sell and maintain Verigy Products in the Verigy Field.

(f)                                    Third Party Licenses.   With respect to Intellectual Property Rights licensed to Agilent or its Subsidiaries by a Third Party, the license grants set forth in this Article III shall be subject to all of the conditions set forth in the relevant license agreement between Agilent (or its Subsidiary, as the case may be) and such Third Party, in addition to all of the terms, conditions and restrictions set forth herein. Licenses to Verigy under Intellectual Property Rights owned by a

Third Party shall expire on the expiration of the term of the corresponding license agreement between such Third Party and Agilent (or its Subsidiary), as the case may be.

(i)                                     With respect to those certain Technology and/or IPR agreements between Agilent and Third Parties, including those with Hewlett Packard Co. arising out of Agilent’s spin-off from Hewlett Packard Co., that permit Agilent to request that the Third Party grant similar rights to Verigy IP Sub as a spin-off, Agilent will make such request to each Third Party and will provide Verigy IP Sub with reasonable assistance in obtaining such rights.

(g)                                 Software.   Without limiting the generality of the foregoing licenses granted in this Section 3.1, with respect to software transferred to Verigy IP Sub pursuant to Article 2 above, such licenses include the right to use, modify, and reproduce in source code and object code form such software (and Improvements thereof made by or on behalf of Verigy IP Sub) solely to create Verigy Products in the Verigy Field, and to sell and maintain such software, in source code and object code form, as part of such Verigy Products; provided, however, that with respect to Agilent Commercial Software, Verigy IP Sub shall be limited to using no more than ten percent (10%) of the lines of code of any Agilent Commercial Software in any Verigy Product sold or maintained by Verigy IP Sub or its Affiliates to a Third Party after the Distribution Date (it being understood that such restriction shall not apply, however, to Verigy IP Sub’s use of any software code contained in any Verigy Commercial Software to the extent that Verigy IP Sub desires to continue to sell such Verigy Product in a form containing such software code or Improvements thereto).

(i)                                     Verigy acknowledges and agrees that, subsequent to the Distribution Date, Verigy and its Affiliates may no longer use de-encryption algorithms or other access methods that were previously provided by Agilent to internal Agilent users to enable those internal Agilent users to use locked or encrypted copies of Agilent Commercial Software or other software, except to the extent necessary to continue using those copies rightfully in use before the Distribution Date. Any access after the Distribution Date by Verigy, or a Verigy Affiliate, to additional copies of such Agilent Commercial Software or other software (beyond those copies rightfully in use before the Distribution Date), or to support, updates, revisions or service, shall be as separately agreed with Agilent or with an appropriate Third Party software vendor.

(h)                                 RF10X IPR.   For the avoidance of doubt, as stated in Exhibit A, Agilent’s and its Subsidiaries’ Intellectual Property Rights include the RF10X IPR for the purpose of the license grants to Verigy in this Article III, as applicable. For the further avoidance of doubt and notwithstanding other provisions of this Agreement, the RF10X IPR licensed to Verigy IP Sub hereunder shall mean (i) with respect to IPR other than Patents, such IPR as it exists at the conclusion of the RF10X development program, and (ii) with respect to Patents, such Patents arising out of the RF10X development program with a First Effective Filing Date on or before the first anniversary of the conclusion of the RF10X development program. On or about the Separation Date, the Parties will execute a separate RF10X Project Agreement to specify terms and conditions for the development program. Any Agilent obligation to provide RF10X deliverables shall be as stated in such RF10X Project Agreement. In addition, to the extent that the RF10X Project Agreement states any term or condition (specifically including any term or condition pertaining to Technology or IPR or any ownership, licensing or transfer thereof) that is in conflict with any term or condition in this Agreement, the Master Separation and Distribution Agreement or the General Assignment and Assumption Agreement, the RF10X Project Agreement shall control.

3.2                                 Have Made Rights.   The licenses to Verigy IP Sub in Section 3.1 above shall include the right to have contract manufacturers and foundries manufacture Verigy Products for Verigy IP Sub and its Affiliates (including private label or OEM versions of such products), and are not intended to include foundry or contract manufacturing activities that Verigy IP Sub or any of its Affiliates may undertake on behalf of Third Parties, whether directly or indirectly.

3.3                                 Sublicenses.   The licenses granted to Verigy IP Sub in Section 3.1 above shall not include any right to grant any sublicenses except as follows:

(a)                                  Subsidiaries.   Verigy IP Sub may grant sublicenses to its Affiliates within the scope of its licenses in Section 3.1 above with no right for such Affiliates to grant further sublicenses other than, in the case of a sublicensed Affiliate, to another Affiliate of Verigy IP Sub; provided however, that (i) any such sublicense shall only be effective for such time as such entity remains an Affiliate of Verigy IP Sub, and (ii) neither Verigy IP Sub nor any Verigy Affiliate shall be permitted to grant any sublicense within the scope of the licenses in Section 3.1 to any Third Party which is involved in a Change of Control transaction with Verigy or any Verigy Affiliate, without the express prior written consent of Agilent being granted pursuant to Section 8.2 below.

3.4                                 Retroactivity.   Any sublicense granted pursuant to Section 3.3 above may be made effective retroactively, but shall not be effective for any time prior to the sublicensee’s becoming an Affiliate of Verigy IP Sub, and shall only be effective for such times that such entity remains an Affiliate of Verigy IP Sub.

3.5                                 For Resale and End Users.   Any software licenses granted by Verigy IP Sub to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers with respect to any Verigy Product may include a sublicense under the Intellectual Property Rights licensed by Agilent and its Affiliates in this Article III, as applicable, solely within the scope of the licenses set forth in Section 3.1 above, provided that the scope of such sublicense is limited solely to the exercise of the rights granted by Verigy IP Sub and only with respect to such Verigy Product.

3.6                                 Improvements.   As between Agilent and its Affiliates on the one hand, and Verigy and its Affiliates on the other hand, Verigy IP Sub hereby retains all right, title and interest, including all Intellectual Property Rights, in and to any Improvements made by or on behalf of Verigy IP Sub (a) to any of the Transferred Intellectual Property Rights or Business Technology, or (b) in the exercise of the licenses granted to it by Agilent and its Affiliates in this Article III, subject in each case only to the ownership interests of Agilent, its Affiliates and Third Parties in the underlying Intellectual Property Rights improved thereby. Verigy IP Sub shall not have any obligation under this Agreement to notify Agilent or its Affiliates of any such Improvements made by or on behalf of it or to disclose or license any such Improvements to Agilent or its Affiliates.

3.7                                 Agilent Restricted Patents.   Agilent hereby covenants on its own behalf and on behalf of its Affiliates that it will not assert against Verigy IP Sub or a Verigy Affiliate any Agilent Restricted Patent that would have been licensed hereunder but for the restriction against Agilent or its Affiliates licensing such Patent to Verigy IP Sub contained in a Third Party agreement. Such covenant shall be with respect to any conduct that would have otherwise been licensed hereunder. Such covenant shall be effective to the extent permitted by the Third Party agreement.

ARTICLE IV

LICENSES TO AGILENT

4.1                                 License Grants.   Verigy IP Sub agrees to grant, and Verigy agrees to cause its Affiliates to grant, to Agilent the following personal, irrevocable, non-exclusive, worldwide, royalty-free and non-transferable (except as set forth in Article VIII below) licenses under the Licensed Verigy IPR subject to the terms of this Agreement as follows:

(a)                                  Patents.   Under the Verigy Patents, a license to make (including the right to practice methods, processes and procedures), have made (subject to Section 4.2), use, lease, sell, offer for sale and import Agilent Products (i) with respect to the Transferred Additional Patents, without restriction as to field of use, and (ii) with respect to all other Verigy Patents solely in the Agilent Field. The Verigy Patent licenses set forth in this Section 4.1 shall expire, with respect to each individual licensed Patent, upon the expiration of the term of each such Verigy Patent.

(b)                                 Copyrights.   Under its and their Copyrights constituting Licensed Verigy IPR, (i) to reproduce and have reproduced (subject to Section 4.2) the works of authorship included therein and Improvements thereof prepared by or on behalf of Agilent, in whole or in part, solely as part of Agilent Products in the Agilent Field, (ii) to prepare Improvements or have Improvements prepared for it based upon such works of authorship solely to create Agilent Products in the Agilent Field, (iii) to distribute (by any means and using any technology, whether now known or unknown) copies of the works of authorship included therein (and Improvements thereof prepared by or on behalf of Agilent) to the public by sale or other transfer of ownership or by rental, lease or lending, solely as part of Agilent Products in the Agilent Field, (iv) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included therein (and Improvements thereof prepared by or on behalf of Agilent), in all cases solely as part of Agilent Products in the Agilent Field, and (v) to use such works of authorship (and Improvements thereof prepared by or on behalf of Agilent) solely to design, develop, manufacture and have manufactured (subject to Section 4.2), sell and support Agilent Products in the Agilent Field.

(c)                                  Database Rights.   Under its and their Database Rights constituting Licensed Verigy IPR, to extract data from the databases included therein and to re-utilize such data (and Improvements thereof prepared by or on behalf of Agilent) solely to design, develop, manufacture and have manufactured (subject to Section 4.2), sell and support Agilent Products in the Agilent Field.

(d)                                 Mask Work Rights.   Under its and their Mask Work Rights constituting Licensed Verigy IPR, (i) to reproduce and have reproduced (subject to Section 4.2), by optical, electronic or any other means, mask works and semiconductor topologies included in the Business Technology and embodied in Agilent Products solely in the Agilent Field, (ii) to import or distribute a product in which any such mask work or semiconductor topology is embodied, and (iii) to induce or knowingly to cause a Third Party to do any of the acts described in subsections (i) and (ii) above.

(e)                                  Trade Secrets and Industrial Designs.   Under its and their Trade Secrets and Industrial Designs constituting Licensed Verigy IPR (and Improvements thereof prepared by or on behalf of Agilent) solely to design, develop, manufacture and have manufactured (subject to Section 4.2), sell and maintain Agilent Products in the Agilent Field.

(f)                                    Third Party Licenses.   With respect to Intellectual Property Rights licensed to Verigy IP Sub, Verigy or its Affiliates by a Third Party, the license grants set forth in this Article IV shall be subject to all of the conditions set forth in the relevant license agreement between Verigy IP Sub or the Verigy Affiliate and such Third Party, in addition to all of the terms, conditions and restrictions set forth herein. Licenses to Agilent under Intellectual Property Rights owned by a Third Party shall expire on the expiration of the term of the corresponding license agreement between such Third Party and Verigy IP Sub or the Verigy Affiliate, as the case may be.

(g)                                 Software.   Without limiting the generality of the foregoing licenses granted in this Section 4.1, with respect to software included within the Business Technology, such licenses include the right to use, modify, and reproduce such software, in source code and object code form, (and

Improvements thereof made by or on behalf of Agilent or its Subsidiaries) to create Agilent Products solely in the Agilent Field and to sell and maintain such software as part of such Agilent Products.

4.2                                 Have Made Rights.   The licenses to Agilent in Section 4.1 above shall include the right to have contract manufacturers and foundries manufacture Agilent Products for Agilent (including private label or OEM versions of such products) and are not intended to include foundry or contract manufacturing activities that Agilent or any of its Affiliates may undertake on behalf of Third Parties, whether directly or indirectly.

4.3                                 Sublicenses.   The licenses granted to Agilent in Section 4.1 above shall not include any right to grant any sublicenses except as follows:

(a)                                  Agilent may grant sublicenses to its Affiliates within the scope of its licenses in Section 4.1 above with no right for such Affiliates to grant further sublicenses other than, in the case of a sublicensed Affiliate, to another Affiliate of Agilent; provided, however, that (i) any such sublicense shall only be effective for such time as such entity remains an Affiliate of Agilent, and (ii) neither Agilent nor any Agilent Affiliate shall be permitted to grant any sublicense within the scope of the licenses in Section 4.1 to any Third Party which is involved in a Change of Control transaction with any Agilent or any Agilent Affiliate, without the express prior written consent of Verigy, in its sole discretion.

4.4                                 Retroactivity.   Any sublicense granted pursuant to Section 4.3 above may be made effective retroactively, but shall not be effective for any time prior to the sublicensee’s becoming an Affiliate of Agilent, and shall only be effective for such times that such entity remains an Affiliate of Agilent.

4.5                                 For Resale and End Users.   Any software licenses granted by Agilent to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers with respect to any Agilent Product may include a sublicense under the Intellectual Property Rights licensed by Verigy IP Sub and Verigy’s Affiliates in this Article IV, as applicable, solely within the scope of the licenses set forth in Section 4.1 above, provided that the scope of such sublicense is limited solely to the exercise of the rights granted by Agilent and only with respect to such Agilent Product.

4.6                                 Improvements.   As between Agilent and its Affiliates on the one hand and Verigy and its Affiliates on the other hand, Agilent and its Affiliates hereby retain all right, title and interest, including all Intellectual Property Rights, in and to any Improvements made by or on behalf of Agilent or its Affiliates in the exercise of the licenses granted to it by Verigy IP Sub and Verigy’s Affiliates in this Article IV, subject only to the ownership of Verigy IP Sub, Verigy Affiliates or any Third Parties in the underlying Intellectual Property Rights improved thereby. Agilent shall not have any obligation under this Agreement to notify Verigy IP Sub of any such Improvements made by or on behalf of it or to disclose or license any such Improvements to Verigy IP Sub or any Verigy Affiliates.

4.7                                 Verigy Restricted Patents.   Verigy IP Sub hereby covenants and Verigy, on its own behalf and on behalf of its Affiliates other than Verigy IP Sub, hereby covenants that it will not assert against Agilent or an Agilent Affiliate any Verigy Restricted Patent that would have been licensed hereunder but for the restriction against Verigy or its Affiliate licensing such Patent to Agilent contained in a Third Party agreement. Such covenant shall be with respect to any conduct that would have otherwise been licensed hereunder. Such covenant shall be effective to the extent permitted by the Third Party agreement.

ARTICLE V

ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

5.1                                 Assignments and Licenses.   No Party may assign or grant a license under any of such Party’s Intellectual Property Right which it has licensed to the other Party in Article III or IV above, unless such assignment or grant is made subject to the licenses granted herein.

5.2                                 Assistance By Employees.   Each Party agrees that its employees and contractors have a continuing duty to assist the other Party with the prosecution of the other Party’s Patent applications and, accordingly, each agrees to make available to the other Party or its counsel inventors and other reasonably necessary persons employed by it for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of such Patent applications, including the signing of documents related thereto. Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by the Party that owns the Patent application, expressly excluding the value of the time of each Party’s personnel.

5.3                                 Inventor Compensation.   Each Party will be responsible for providing inventor incentive compensation to its employees under its own internal policies. To the extent that a Party bases an inventor’s incentive compensation on a Patent or a Patent application of the other Party, the Parties will reasonably cooperate by providing to each other relevant information about their Patents for which one or more inventors are employees of the other Party. To the extent that inventor compensation is specified by local law, such as in Germany and Japan, the Parties will cooperate in providing reasonable information to each other in order to enable each Party to calculate inventor compensation. No Party shall have any obligation to provide any inventor incentive compensation to an employee of the other Party except as required by law.

5.4                                 Assistance with Litigation.   In the case of assistance with Third Party litigation pertaining to any of the Intellectual Property Rights transferred in Article II or licensed in Articles III or IV above, the Parties shall agree on a case by case basis on reasonable compensation, for the value of the non-litigating Party’s employee’s time as reasonably required in connection with any such litigation.

5.5                                 No Implied Licenses.   Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property Rights, other than as expressly granted in this Agreement.

5.6                                 No Field Restrictions For Patent Licensing.   Notwithstanding anything to the contrary set forth in this Agreement, the Parties shall be free to grant licenses of any sort under any of their owned Verigy Patents or Agilent Patents (as the case may be) to any Third Party without restriction as to field of use.

5.7                                 No Obligation to Prosecute Patents.   No Party shall have any obligation to seek, perfect or maintain any protection for any of its Intellectual Property Rights. Without limiting the generality of the foregoing, no Party shall have any obligation to file any Patent application, to prosecute any Patent or secure any Patent rights or to maintain any Patent in force. Agilent and Verigy will agree on a reasonable list of Patent families retained by Agilent but of interest to Verigy and Agilent will use good faith efforts to track those families in its patent management database and to offer to assign to Verigy IP Sub any granted patents in such families if Agilent decides to abandon or lapse such granted patent. Agilent’s offer will be under reasonable conditions (including, for example, acknowledgement of prior third party rights, license back to Agilent without restriction as to field of use, and similar conditions consistent with this Agreement). Agilent’s tracking and offer obligation is personal to Verigy IP Sub and will not extend to any successor in interest to Verigy IP Sub and, in any event, will expire five (5) years after the Separation Date unless Verigy IP Sub makes an annual written request to Agilent thereafter to continue. For the avoidance of doubt, Agilent will have no liability for any failure to track, offer or assign any patent under this paragraph.

5.8                                 Reconciliation.   In accordance with the requirements of Section 2.8 of the General Assignment and Assumption Agreement, the Parties acknowledge that, as part of the transfer of the Transferred Intellectual Property Rights, the Transferred Licenses and the Business Technology, Agilent or its Affiliates may inadvertently retain Technology or Intellectual Property Rights that should have been transferred to Verigy IP Sub pursuant to Article II of this Agreement, and Verigy IP Sub may inadvertently acquire Technology or Intellectual Property Rights that should not have been transferred. Each Party agrees to negotiate, in good faith the transfer to the other of any such later identified Technology or Intellectual Property Rights, subject to the licenses set forth in Articles III and IV above, at the reasonable written request of the other Party.

5.9                                 Technical Assistance.   Except as otherwise set forth herein, in the Master Separation and Distribution Agreement, or any other mutually executed agreement between the Parties, no Party shall be required to provide the other Party with any technical assistance or to furnish any other Party with, or obtain on their behalf, any documents, materials or other information or Technology.

5.10                           Third-Party Infringement.   No Party shall have any obligation hereunder to institute or maintain any action or suit against Third Parties for infringement or misappropriation of any Intellectual Property Rights in or to any Technology licensed to the other Party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such Intellectual Property Rights or which claims that any Technology licensed to the other Party hereunder infringes or constitutes a misappropriation of any Intellectual Property Rights of any Third Party. Each Party (the “Notifying Party”) has the continuing obligation to promptly notify the other Party in writing upon learning of a Third Party likely infringing upon or misappropriating any Intellectual Property Rights of the other Party which are licensed to the Notifying Party in this Agreement. Such notification shall set forth in reasonable specificity the identity of the suspected infringing Third Party and the nature of the suspected infringement.

5.11                           Trademark License.   No licenses under the Trademarks of either Party are granted in Articles III or IV of this Agreement. Any such licenses are as stated in the Manufacturing Trademark License Agreement.

ARTICLE VI

CONFIDENTIAL INFORMATION

6.1                                 Confidential Information.   Article VII of the Master Separation and Distribution Agreement is incorporated herein by this reference.

6.2                                 Contract Manufacturing.   Notwithstanding anything to the contrary herein, each Party agrees that, in exercising its “Have-Made” rights (by Verigy IP Sub, pursuant to Section 3.2, or by Agilent, pursuant to Section 4.2), each Party may only disclose Trade Secrets or Industrial Designs licensed from the other Party in Articles III and IV above if it has executed a written confidentiality agreement with the Third Party contract manufacturer with appropriate, industry standard terms, and in all cases containing terms and conditions pertaining to the protection of proprietary and confidential information no less restrictive than those set forth in Article VII of the Master Separation and Distribution Agreement.

6.3                                 RF10X Trade Secrets.   Notwithstanding anything to the contrary herein or in the Master Separation and Distribution Agreement, the term of Verigy’s and Verigy IP Sub’s confidentiality obligations with respect to the Trade Secrets contained within the RF10X IPR shall extend through July 31, 2012 unless stated otherwise in the RF10X Project Agreement.

6.4                                 Residuals.   Notwithstanding any other provisions of this Agreement, each Party shall be free, and the other Party hereby grants to the receiving Party the right, to use for any purpose the Residuals resulting from access to Confidential Information of the disclosing party received under this Agreement, the Master Separation and Distribution Agreement or the General Assignment and Assumption agreement or resulting from work with the Confidential Information of the disclosing Party. “Residuals” means information retained in the unaided memory of an individual who has had access to Confidential Information without conscious attempt by such individual to memorize such information. The receiving Party shall have no obligation to pay royalties for any use of Residuals.

ARTICLE VII

LIMITATION OF LIABILITY & WARRANTY DISCLAIMER

7.1                                 Limitation of Liability.   IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL NOT, HOWEVER, LIMIT THE DAMAGES AVAILABLE TO A PARTY FOR INFRINGEMENT OR MISAPPROPRIATION OF ITS INTELLECTUAL PROPERTY RIGHTS BY ANOTHER PARTY.

7.2                                 Warranties Disclaimer.   Except as otherwise set forth herein, (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY LICENSED HEREUNDER ARE LICENSED WITHOUT ANY WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT, (b) no Party makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any patent or other Intellectual Property Right of any Third Party, (c) Agilent makes no warranty or representation that as to the validity and/or scope of any Agilent Patent or any of the Transferred Patents or any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement or misappropriation of any Patent or other Intellectual Property Right of any Third Party.

ARTICLE VIII

TRANSFERABILITY AND ASSIGNMENT

8.1                                 No Assignment Or Transfer Without Consent(a).   Except as otherwise provided in this Article VIII, no Party may assign or transfer any of the Intellectual Property Rights licenses granted pursuant to this Agreement, nor this Agreement as a whole, whether by operation of law or otherwise, without the prior written consent of the non-transferring Party. The non-transferring Party may, in its sole and absolute discretion, grant or withhold such consent. Any purported assignment or transfer without such consent shall be void and of no effect. Unless otherwise agreed in connection with consent to an assignment or transfer, no assignment or transfer made pursuant to this Section 8.1 shall release the transferring Party from any of its liabilities or obligations under this Agreement. For the avoidance of doubt, Section 8.2, rather than this Section 8.1, shall apply to any assignment, transfer or sublicensing of the Intellectual Property licenses granted pursuant to this Agreement, or this Agreement as a whole, in connection with a Change Of Control.

8.2                                 Change Of Control.

(a)                                  No Party (nor their respective Subsidiaries or Affiliates) may assign, sublicense or transfer any of the Intellectual Property Rights licenses granted pursuant to this Agreement, nor this Agreement as a whole, whether by operation of law or otherwise, to a Third Party in connection with a Change of Control without the prior written consent of the non-transferring Party. The non-transferring Party may not unreasonably withhold its consent unless, in its sole and absolute discretion, it reasonably determines that the Third Party (including any Affiliate of the Third Party) is substantially engaged in business activities within the non-transferring Party’s Primary Field. Any purported assignment or transfer without such consent shall be void and of no effect.

(b)                                 Notwithstanding the provisions of Section 8.2(a) above, in the event that a Party engages in a Change Of Control involving a Third Party that is (or if any Affiliate or Subsidiary of such Third Party is) engaged in, or becomes engaged in, litigation, arbitration or other formal dispute resolution proceeding with a non-transferring Party covering Patent infringement (pending in any court, tribunal or administrative agency, or before any appointed or agreed upon arbitrator in any jurisdiction worldwide) at the time that the assignment or transfer occurs, or within one hundred twenty-one days thereafter if the proceedings are initiated by the acquiring Third Party, then the licenses transferred to the Third Party will be immediately terminable by the non-transferring Party, in its sole and absolute discretion, upon notice to the transferring Party.

8.3                                 Sale of Part of Business.

(a)                                  If any Party (the “Transferring Party”), after the Distribution Date, transfers a going business (but not all or substantially all of such Party’s business or assets), and such transfer includes at least one marketable product and tangible assets having a net value of at least ten million U.S. dollars ($10,000,000), regardless of whether such transfer is part of (i) an asset sale to any Third Party, (ii) a sale of shares or securities in an Affiliate to a Third Party such that (A) the Affiliate ceases to be an Affiliate and (B) the Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority, or (iii) a sale of shares or securities in an Affiliate of a Party such that (A) the Affiliate ceases to be an Affiliate and (B) no single Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such ex-Affiliate; then, upon the joint written request of the Transferring Party and the Transferee (as defined below) to the other Party (the “Non-Transferring Party”) at the closing of the transfer or as soon as practicable thereafter, but not later than sixty (60) days following the closing of the transfer, the Non-Transferring Party shall grant a royalty-free license to the Transferee under the same terms as the license granted to the Transferring Party under this Agreement subject to all of the following conditions and restrictions:

(i)                                     the effective date of such license shall be the closing date of such transfer,

(ii)                                  the products, services and processes of the Transferee that are subject to such license shall be limited to the products, services and processes of the transferred Affiliate or the products, services and processes in the transferred business that are commercially released or for which substantial steps have been taken to commercialization as of the closing date of the transfer by the Transferring Party, and for new versions of such products, services and processes,

(iii)                               the Intellectual Property Rights of the Non-Transferring Party that are subject to such license shall be limited to Intellectual Property Rights licensed pursuant to Articles III or IV above, as the case may be,

(iv)                              the Transferee shall have no right to grant sublicenses except that the Transferee shall have the right to grant sublicenses to any Person at least eighty percent (80%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, directly or indirectly, owned by the Transferee (“Transferee Subsidiaries”), only for so long as such ownership exists, and the license to be granted by the Non-Transferring Party to the Transferee pursuant to this Section 8.3 shall not contain this provision or a provision containing terms comparable to this Section 8.3; and

(v)                                 the Transferee shall grant to the Non-Transferring Party a royalty-free license under the same terms as the licenses granted to the Non-Transferring Party by the Transferring Party in Articles III and IV of this Agreement (as the case may be), such license (A) to be effective as of the closing date of the transfer, (B) to apply to all the products, services and processes of the Non-Transferring Party that are subject to the license from the Transferring Party to the Non-Transferring Party as of the closing date of the transfer, and (C) to include all Intellectual Property Rights of the Transferee (other than design patents) that are entitled to a First Effective Filing Date on or before the closing date of such transfer and under which, at any time commencing with the closing date of the transfer, the Transferee or any of the Transferee Subsidiaries has ownership or control or otherwise has the right to grant such license without the obligation to pay royalties or other consideration to Third Parties;

(b)                                 Notwithstanding anything to the contrary herein, (i) no Party, as a Non-Transferring Party, shall have any obligation to enter into a license with any Transferee that the Non-Transferring Party reasonably determines to be a competitive threat for the Non-Transferring Party, unless the Non-Transferring Party in its sole discretion determines that the terms of such license provide sufficient protection for the Licensed Agilent IPR or Licensed Verigy IPR, as the case may be, and (ii) in the event that the Non-Transferring Party and the Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then the Non-Transferring Party shall have no obligation to enter into a license with the Transferee under this Section 8.3.

(c)                                  Each of Agilent and its Affiliates on the one hand, and Verigy IP Sub and its Affiliates on the other hand, may exercise its rights as the Transferring Party under this Section 8.3 no more than eight (8) times unless otherwise agreed to in writing by the Non-Transferring Party. Notwithstanding the foregoing limitation, however, in any license granted by a Non-Transferring Party to a Transferee under this Section 8.3, the Transferring Party may elect to relinquish its license under this Agreement in the field of use covered by the license granted to the Transferee, and such license shall not count toward the limit. In making such election, the Transferring Party shall promptly notify the Non-Transferring Party, and the Transferring Party and the Non-Transferring party shall enter into an amendment to this Agreement with such effect.

(d)                                 As used above in this Section 8.3, “Transferee” in the case of Sections 8.3(a)(i) and (ii) means the Third Party acquiring the going business or eighty percent (80%) of the Subsidiary and in the case of Section 8.3(a)(iii) means the ex-Subsidiary only.

ARTICLE IX

COMPETITIVE RESTRICTIONS

9.1                                 Competitive Restrictions.   Notwithstanding anything to the contrary contained in this Agreement (except as stated in Section 5.6 above and Section 9.2 below), in the General Assignment and Assumption Agreement or in the Master Separation and Distribution Agreement, the parties agree that for a period of three (3) years following the Distribution Date, (a) Agilent and its Affiliates will not develop, manufacture, distribute, support or service any Agilent Products that are either (i) within the Verigy Primary Field, or are (ii) ASTS Components, whether or not within the Agilent Field; (b) Agilent will not join the Semiconductor Test Consortium; and, (c) Verigy and its Affiliates will not develop, manufacture, distribute, support or service any Verigy Products that are within the Agilent

Primary Field. For the avoidance of doubt, a product that is within the Agilent Field shall not be considered to be within the Verigy Primary Field for the purposes of Section 9.1(a)(i) above.

9.2                                 Conflicting Contractual Obligations.   Notwithstanding anything to the contrary in this Agreement, the Master Separation And Distribution Agreement or the General Assignment and Assumption Agreement, nothing in this Article IX shall restrict the ability of Agilent or its Affiliates to take any action, or to fail to take any action, in order to comply in all respects with any of their respective obligations under any contractual agreements in effect as of March 1, 2006 or under any amendments to any such agreements (or under associated documents, which may not be identified as amendments, intended to implement such agreement or amendment), even if to do so would conflict with any of the restrictions in this Agreement.

ARTICLE X

MISCELLANEOUS

Article IX of the Master Separation And Distribution Agreement is hereby incorporated into this Agreement by this reference.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Matters Agreement to be duly executed as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:	/s/ JOHN EATON
	Name:	John Eaton
	Title:	Vice President, Corporate Development

[AGILENT’S SIGNATURE PAGE TO THE INTELLECTUAL PROPERTY MATTERS AGREEMENT—
VERIGY’S AND VERIGY IP SUB’S SIGNATURE PAGE FOLLOWS]

VERIGY LTD.

By:	/s/ KEITH L. BARNES
	Name:	Keith L. Barnes
	Title:	President and Chief Executive Officer

VERIGY (SINGAPORE) PTE. LTD.

By:	/s/ KENNETH M. SIEGEL
	Name:	Kenneth M. Siegel
	Title:	Vice President

[VERIGY’S AND VERIGY IP SUB’S SIGNATURE PAGE TO THE INTELLECTUAL PROPERTY MATTERS AGREEMENT]

EXHIBIT A

The following terms, as used in this Agreement, have the following meanings:

“Affiliate” shall have the meaning set forth in the Master Separation and Distribution Agreement.

“Agilent Commercial Software” means software products commercially released by Agilent or its Subsidiaries and listed on an Agilent CPL as of the Distribution Date, or (if applicable) that has been released by Agilent or any of its Subsidiaries to Third Parties for beta testing as of the Distribution Date.

“Agilent Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), and maintenance of any products that are: (a) within the Agilent Primary Field; (b) within the Agilent Overlap Field; (c) listed in the Agilent CPL as of the Separation Date, and reasonable extensions thereof; or, (d) outside of the Verigy Primary Field. For the avoidance of doubt, the Agilent Field excludes any products that are within the Verigy Primary Field unless specifically listed in (a-c) of this definition.

“Agilent Overlap Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), and maintenance of any:

(a)                                  ASTS Components;

(b)                                 products, including parts and components thereof, for providing Functional Test of ICs, SOCs or SIPs (whether or not within the definition of ASTS) but only to the extent that (i) such ICs or SOCs (or ICs and/or SOCs within such SIPs) are non-Silicon based; (ii) such ICs, SOCs or SIPs are made by or for Agilent; or (iii) such products are only incidentally capable of performing high-volume Functional Test of ICs, SOCs or SIPs;

(c)                                  test capability embedded in an IC, SOC or SIP, including development of software and test and other protocols for communication with a Parametric Test, Design Verification or Engineering Characterization test system and/or with an ASTS or an ASTS Component; and,

(d)                                 products (other than ASTSs), including parts and components thereof, for providing Parametric Test, Design Verification, Engineering Characterization or Functional Test of: (i) wireless communications devices, such as cellular telephones or wireless networking products, whether in packaged device or module form, and whether or not implemented as an IC, SOC or SIP; (ii) modules (such as RF front-end modules) containing one or more SOCs or ICs connected with other active or passive devices; and (iii) RF and higher frequency (e.g., microwave and optical) devices and components such as oscillators, mixers, amplifiers and 3-port devices, to the extent that such devices or components are in the form of an IC, SOC or SIP.

The Parties anticipate that future advances in technology will yield higher levels of semiconductor device integration such that future instances of the devices under test listed in the definitions of Agilent Primary Field and Agilent Overlap Field might be considered to have evolved into an IC, SOC or SIP. For the avoidance of doubt, the products listed in the Agilent Primary Field and the Agilent Overlap Field will be deemed to be within the Agilent Overlap Field and the Verigy Overlap Field to the extent that such future instances of devices under test have so evolved.

“Agilent Patents” means (a) the RF10X Patents, and (b) every Patent other than design patents or the Transferred Patents, with a First Effective Filing Date prior to the first anniversary of the Separation Date that is (i) owned by Agilent or any of its Subsidiaries as of or after the Separation Date, or for which (ii) Agilent or any of its Subsidiaries has the right as of or after the Separation Date under such Patent to grant licenses to Verigy IP Sub of the scope granted by Agilent to Verigy IP Sub in Section 3.1 of this Agreement without the payment of royalties or other consideration to any Third Parties (excluding employees of Agilent or its Affiliates); provided however that no Patent shall be considered an Agilent Patent if it is an Agilent Restricted Patent.

“Agilent Primary Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), and maintenance of any:

(a)                                  general purpose test and measurement products and services, including those that operate under automatic or semi-automatic control of a computer or other device (such as those that comply with standards from the LXI Consortium); and, also including those intended for use outside of high-volume manufacturing such as for laboratory use;

(b)                                 products (other than ASTSs and ASTS Components), including parts and components thereof, for providing Parametric Test, Design Verification or Engineering Characterization of ICs, SOCs or SIPs; and

(c)                                  products, including parts and components thereof, for providing Parametric Test, Design Verification, Engineering Characterization or Functional Test of: passive components; boards; empty packages; optical and optoelectronic devices; Film Bulk Acoustic Resonators; displays; filters; RF and higher frequency (e.g., microwave and optical) devices and components such as oscillators, mixers, amplifiers and 3-port devices, except to the extent that such devices or components are in the form of an IC, SOC or SIP (and are thereby within the Agilent Overlap Field); wireless communications devices, such as cellular telephones or wireless networking products, in finished goods form; microfluidic circuits and gene arrays; and, any other device other than an IC, SOC or SIP.

“Agilent Products” means all products and services of the businesses in which Agilent or any of its Affiliates is now or hereafter engaged, including the business of making (but not having made) Third Party products for Third Parties when Agilent or any of its Affiliates is acting as a contract manufacturer or foundry for such Third Parties. The term Agilent Products includes the Technology embodied in and/or used to manufacture or deliver the products and services referred to in the preceding sentence as well as marketing and other collateral materials related thereto.

“Agilent Restricted Patent” means any Patent under which Agilent is restricted from granting a license to Verigy IP Sub pursuant to an agreement with a Third Party.

“Automated Semiconductor Test System” or “ASTS” means an automated test system for providing high-volume Functional Test of ICs, SOCs or SIPs).

An ASTS may include hardware and software for wafer sort or final manufacturing test of such ICs, SOCs or SIPs and may include the ability to interact with test capability embedded on the IC or SOC, or within the SIP, but the ASTS excludes any such embedded test capability.

For the avoidance of doubt: (a) inclusion of Parametric Test, Design Verification or Engineering Characterization capabilities in a test system does not disqualify such test system from being considered an ASTS if such capabilities are incidental to the primary function of providing high-volume Functional Test of ICs, SOCs or SIPs; (b) a test system that includes Parametric Test, Design Verification or Engineering Characterization capabilities but is not capable of, or is only incidentally capable of, performing high-volume Functional Test shall not be considered an ASTS; and, (c) a test system, and reasonable extensions thereof, shall not be considered an ASTS to the extent that: (i) it is listed on the Agilent CPL as of the Separation Date, or (ii) it was or is developed by Agilent (excluding that portion of Agilent that is now Verigy) and is in use by or for Agilent.

“Automated Semiconductor Test System Component” or “ASTS Component” means a product that is, or is intended to be:

(a)                                  a part or component of an ASTS;

(b)                                 added to an ASTS to change the features and/or functions of the ASTS; or

(c)                                  added to an ASTS in lieu of or substitution for another part or component.

An ASTS Component may, for example, be structured as a card, blade or similar module.

For the avoidance of doubt: (i) a product shall not be considered an ASTS Component if it is intended to have, or has, primary or substantial use other than as stated in (a-c) of this definition; (ii) a product shall not be considered an ASTS Component if it is based on technology underlying the RF10X development (such as the signal source that is code-named Galleon and the signal analyzer that is code-named Zorro) to the extent that such products are either not implemented as a card, blade or similar module but are otherwise implemented such as in a rack-mount configuration, or such products are within (i) of this definition; and, (iii) a part or component of a product shall not be considered an ASTS Component to the extent that such product is within (b or d) of the definition of Agilent Overlap Field or within (b or c) of the definition of Agilent Primary Field.

“Business” has the meaning set forth in the General Assignment and Assumption Agreement.

“Business Technology” means the Technology described on the Attached Exhibit E.

“Change of Control” means with respect to a Party, a transaction in which any of the following occurs, whether directly or indirectly: (a) a Third Party acquires all or substantially all of such Party’s assets; (b) a Third Party acquires greater than fifty percent (50%) ownership interest in the outstanding shares or stock entitled to vote for the election of directors of, or the ability to otherwise control or direct the affairs of, such Party; (c) a Third Party acquires greater than fifty percent (50%) ownership interest in the outstanding shares or stock entitled to vote for the election of directors of, or the ability to otherwise control or direct the affairs of such Party if the non-transferring Party reasonably determines that the Third Party (including any Affiliate of the Third Party) is substantially engaged in business activities within the Agilent Primary Field (if Agilent is the non-transferring Party) or the Verigy Primary Field (if Verigy is the non-transferring Party).

“CPL” means a Party’s published corporate price list as of the Separation Date. Without limiting the foregoing, references to the Verigy CPL shall be deemed to include products listed in the Agilent CPL that the parties intend to transfer to Verigy as part of the Business as stated in the Master Separation and Distribution Agreement, and references to the Agilent CPL shall be deemed to exclude any such products to the extent that such transfer is intended by the parties to be exclusive.

“Design Verification” means testing various functions or portions of an individual device (such as an IC or SOC, whether in chip, wafer or packaged form, or an SIP), or of a selected group of devices, in order to determine functionality and/or performance relative to design specifications. For example, Design Verification may be used to identify actual or potential design flaws such as by performing detailed performance testing over a range of specified operating conditions and inputs. Design Verification may also include testing functions or portions of a device not typically used during normal device operation.

“Distribution Date” has the meaning set forth in the Master Separation And Distribution Agreement.

“Engineering Characterization” means testing various functions or portions of an individual device (such as an IC or SOC, whether in chip, wafer or packaged form, or an SIP) or of a selected group of devices in order to predict device performance. For example, individual ICs may be selected from various lots of a high-volume manufacturing process and subjected to Engineering Characterization testing, and statistical analysis, to determine if process or design changes should be made to achieve a desired acceptance yield over expected process variations. Engineering Characterization may include other testing such as failure analysis and lifespan testing and device modeling based on test results.

“First Effective Filing Date” means the earliest effective filing date in the particular country for any Patent or any Patent application. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of (a) the actual filing date of the application which issued into the Patent or (b) the priority date under 35 U.S.C. § 119 or §120 for such Patent.

“Functional Test” means testing selected functions of an individual device (such as an IC or SOC, whether in chip, wafer or packaged form, or an SIP) against manufacturing acceptance criteria in order to determine if the individual device has passed, such as for the purpose of discarding failed devices and moving passed devices to the next step of a manufacturing process.

“Improvement” to any Intellectual Property Right or Technology means (a) with respect to Copyrights, any modifications, derivative works and translations of works of authorship in any medium, (b) with respect to Database Rights, any database that is created by extraction or re-utilization of another database, and (c) with respect to Technology, any improvement or modification to the Trade Secrets, Industrial Designs and Mask Works that cover or are otherwise incorporated into Technology.

“Integrated Circuit” or “IC” means a complex, analog or digital, electronic circuit fabricated on a single semiconductor substrate and including active and passive devices that are fabricated using deposition or similar processing techniques rather than as discrete devices.

“Intellectual Property Rights” or “IPR” means the rights associated with the following anywhere in the world: (a) patents and utility models, and applications therefore (including any continuations, continuations-in-part, divisionals, reissues, renewals, extensions or modifications for any of the foregoing) (“Patents”); (b) trade secrets and all other rights in or to confidential business or technical information (“Trade Secrets”); (c) copyrights, copyright registrations and applications therefore, moral rights and all other rights corresponding to the foregoing (“Copyrights”); (d) uniform resource locators and registered internet domain names (“Internet Properties”); (e) industrial design rights and an registrations and applications therefore (“Industrial Designs”); (f) databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of any jurisdiction, whether registered or unregistered, and any applications for registration therefor (“Database Rights”); (g) mask works, and mask work registrations and applications therefor (“Mask Work Rights”); (h) trademarks and service marks, whether registered or unregistered, and the goodwill appurtenant to each of the foregoing (“Trademarks”); and (i) any similar, corresponding or equivalent rights to any of the foregoing. Intellectual Property Rights specifically excludes contractual rights (including license grants from Third Parties) and also excludes the tangible embodiment of any of the foregoing in subsections (a-i).

“Licensed Agilent IPR” means (a) the Agilent Patents, and (b) all Intellectual Property Rights other than Patents and Trademarks (i) which are owned by Agilent or an Agilent Affiliate as of the Separation Date, (ii) which are included in the RF10X IPR, or (iii) for which Agilent or any Agilent Affiliate has as of the Separation Date the right to grant licenses to Verigy IP Sub of the scope granted by Agilent to Verigy IP Sub in the corresponding sections of Article III of this Agreement without the payment of royalties or other consideration to any Third Parties (excluding employees of Agilent or its Affiliates); provided however, that no Intellectual Property Right shall be considered Licensed Agilent IPR if Agilent is restricted from granting Verigy IP Sub a license under any such Intellectual Property Right pursuant to an agreement with a Third Party.

“Licensed Verigy IPR” means (a) the Verigy Patents, and (b) all Intellectual Property Rights other than Patents and Trademarks (i) which are owned by Verigy IP Sub or a Verigy Affiliate as of the Separation Date, or (ii) for which Verigy IP Sub or any Verigy Affiliate has the right as of the Separation Date to grant licenses to Agilent of the scope granted by Verigy IP and the Verigy Affiliates to Agilent in the corresponding sections of Article IV of this Agreement without the payment of royalties or other consideration to any Third Parties (excluding employees of Verigy IP Sub, or any Verigy Affiliates); provided however that no Intellectual Property Right shall be considered Licensed Verigy IPR if Verigy IP Sub is restricted from granting Agilent a license under any such Intellectual Property Right pursuant to an agreement with a Third Party.

“Parametric Test” means testing selected parameters of an individual device (such as an IC, whether in chip, wafer or packaged form) or of a selected group of devices, or of some aspect related to the device, in order to identify actual or potential flaws. For example, Parametric Test of scribe line test structures or process control monitor structures located on a semiconductor wafer may be used in a high-volume manufacturing process to identify process problems that may result in devices failing to pass Functional Test.

“Party’s Primary Field” means the Agilent Primary Field or the Verigy Primary Field as the case may be.

“RF10X IPR” means the Intellectual Property Rights developed, invented or created in connection with the development program known as the “RF10X” development program.

“Separation Date” shall have the meaning set forth in the General Assignment and Assumption Agreement.

“Subsidiary” shall have the meaning set forth in the Master Separation and Distribution Agreement.

“System-In-A-Package” or “SIP” means an assemblage of multiple ICs and other components in a single package in which all of the diverse electronic circuits that are necessary for the functioning of a particular complex multi-function system are integrated together within the single package. The definition of “SIP” excludes finished goods packaging intended for an end user.

“System-On-A-Chip” or “SOC” means an IC in which all of the diverse electronic circuits that are necessary for the functioning of a particular complex multi-function system are integrated together on the single semiconductor substrate of the IC.

“Technology” means tangible embodiments, whether in electronic, written or other media, of technology, including designs, design and manufacturing documentation (such as bill of materials, build instructions and test reports), schematics, algorithms, routines, software, databases, lab notebooks, development and lab equipment, processes, prototypes and devices. Technology does not include Intellectual Property Rights, including any Intellectual Property Rights in any of the foregoing.

“Third Party” means any Person other than a Party.

“Transferred Additional Patents” means the Patents identified as such on the Attached Exhibit C.

“Transferred Business Patents” means the Patents identified as such on the attached Exhibit C.

“Transferred Intellectual Property Rights” means (a) the Transferred Patents, (b) the Copyrights, Internet Properties, Industrial Designs, Database Rights and Mask Work Rights identified on the attached Exhibit D, and (c) the Transferred Trade Secrets.

“Transferred Licenses” means the agreements between Agilent or its Subsidiaries and a Third Party set forth on Exhibit F.

“Transferred Patents” means the Transferred Business Patents and the Transferred Additional Patents.

“Transferred Trademarks” means the Trademarks identified on the attached Exhibit D.

“Transferred Trade Secrets” means the Trade Secrets known to the Parties that are exclusively used in the Business.

“Verigy Commercial Software” means software products commercially released by Verigy or its Subsidiaries and listed on a Verigy CPL as of the Distribution Date, or (if applicable) that has been released by Verigy or any of its Subsidiaries to Third Parties for beta testing as of the Distribution Date.

“Verigy Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), and maintenance of any products that are:

(a)                                  within the Verigy Primary Field;

(b)                                 within the Verigy Overlap Field; or

(c)                                  listed in the Verigy CPL as of the Separation Date, and reasonable extensions thereof.

For the avoidance of doubt, the Verigy Field excludes any products that are within the Agilent Primary Field unless specifically listed in (a-c) of this definition.

For the further avoidance of doubt, the Parties acknowledge that Verigy’s area of interest is focused on the testing of complex ICs, SOCs and SIPs that have a very large number of input/output ports.

“Verigy Overlap Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), and maintenance of any:

(a)                                  ASTS Components;

(b)                                 products (other than ASTSs) for providing Functional Test of ICs, SOCs or SIPs, whether or not including Parametric Test, Design Verification or Engineering Characterization capabilities;

(c)                                  ASTS development test systems (including hardware and software) that are intended to enable development of test programs and protocols for use in high-volume Functional Test of ICs, SOCs or SIPs, whether or not such development test systems themselves are capable of providing such high-volume Functional Test; and,

(d)                                 products (other than ASTSs) for providing Parametric Test, Design Verification, Engineering Characterization or Functional Test of: (i) wireless communications devices, such as cellular telephones or wireless networking products, whether in packaged device or module form, and whether or not implemented as an IC, SOC or SIP; (ii) modules (such as RF front-end modules) containing one or more SOCs or ICs connected with other active or passive devices; and (iii) RF and higher frequency (e.g., microwave and optical) devices and components such as oscillators, mixers, amplifiers and 3-port devices, to the extent that such devices or components are in the form of an IC, SOC or SIP.

The Parties anticipate that future advances in technology will yield higher levels of semiconductor device integration such that future instances of the devices under test listed in the definitions of Agilent Primary Field and Agilent Overlap Field might be considered to have evolved into an IC, SOC or SIP. For the avoidance of doubt, the products listed in the Agilent Primary Field and the Agilent Overlap Field will be deemed to be within the Agilent Overlap Field and the Verigy Overlap Field to the extent that such future instances of devices under test have so evolved.

“Verigy Patents” means (a) the Transferred Patents, and (b) every other Patent other than design patents, with a First Effective Filing Date prior to the first anniversary of the Separation Date which is (i) owned by Verigy IP Sub or any Verigy Affiliate as of or after the Separation Date, or for which (ii) Verigy IP Sub or any Verigy Affiliate has the right as of or after the Separation Date under such Patent to grant licenses to Agilent of the scope granted by Verigy to Agilent in Article IV of this Agreement without the payment of royalties or other consideration to any Third Parties (excluding employees of Verigy or its Affiliates); provided however, that no Patent shall be considered a Verigy Patent if it is a Verigy Restricted Patent.

“Verigy Primary Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), and maintenance of any Automated Semiconductor Test Systems.

“Verigy Products” means all products and services of the businesses in which Verigy IP Sub or any of its Affiliates is now or hereafter engaged, including the business of making (but not having made) Third Party products for Third Parties when Verigy IP Sub or any Verigy Affiliates is acting as a contract manufacturer or foundry for such Third Parties. The term Verigy Products includes the Technology embodied in and/or used to manufacture or deliver the products and services referred to in the preceding sentence as well as marketing and other collateral materials related thereto.

“Verigy Restricted Patent” means any Patent under which Verigy IP Sub is restricted from granting a license to Agilent pursuant to an agreement with a Third Party.

EXHIBIT B

FORM OF INTELLECTUAL PROPERTY RIGHTS ASSIGNMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT (this “Assignment”) is effective as of the    day of            2006 (“Effective Date”), between Agilent Technologies, Inc. a corporation incorporated under the laws of Delaware (“Assignor”), and Verigy (Singapore) Pte. Ltd., a corporation organized under the laws of Singapore (“Assignee”).

WHEREAS, pursuant to the Intellectual Property Matters Agreement dated as of June 1, 2006 between Assignor, Verigy Ltd. and Assignee (the “IP Matters Agreement”), Assignor agreed to assign or cause to be assigned to Assignee all of Assignor’s right, title and interest in and to certain intellectual property rights.

NOW, THEREFORE, for good and valuable consideration (including that recited in the Master Separation and Distribution Agreement), it is hereby agreed by and between the parties as follows:

Capitalized terms used in this Assignment which are not otherwise defined herein shall have the meanings set forth in the IP Matters Agreement.

1.                                       For purposes of this Assignment, “Assigned Intellectual Property” shall mean and include all of Assignor’s right, title, and interest in and to the Transferred Intellectual Property Rights as those terms are defined in the IP Matters Agreement.

2.                                       Assignor hereby grants, conveys and assigns to Assignee, by execution hereof, the Assigned Intellectual Property, including without limitation (a) the Patents listed on Schedule A hereto (the “Assigned Patents”), (b) the Trademarks listed on Schedule B hereto, (the “Assigned Trademarks”) together with the goodwill appurtenant thereto, (c) the Copyrights listed on Schedule C hereto (the “Assigned Copyrights”)], and the Internet Properties listed on Schedule D hereto (the “Assigned Internet Properties”) together with the goodwill appurtenant thereto, including any and all rights, priorities and privileges of Assignor provided under United States, state or foreign law, or multinational law, compact, treaty, protocol convention or organization, with respect to the foregoing (“Related Rights”).

3.                                       Assignor further grants, conveys and assigns to Assignee all its right, title and interest in and to any and all proceeds, causes of action and rights of recovery for past and future infringement or misappropriation of any of the Assigned Intellectual Property.

4.                                       Assignor further grants, conveys and assigns to Assignee all its right, title and interest in and to any and all rights of Assignor to obtain reissues, re-examinations, continuations, continuations-in-part, divisions, extensions or other legal protections arising solely from the Assigned Patents and Related Rights that are or may be secured in any relevant jurisdiction anywhere in the world, including (but not limited to) the United States, its territories and possessions, now or hereinafter in effect.

5.                                       The Assigned Intellectual Property is conveyed subject to any and all licenses, permissions, consents or other rights that may have been granted by Assignor or its predecessors-in-interest with respect thereto prior to the Effective Date.

6.                                       This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered as of the date above first written.

AGILENT TECHNOLOGIES, INC.

By:

Name:

Title:

VERIGY (SINGAPORE) PTE. LTD.

By:

Name:

Title:

EXHIBIT C

Schedule of Transferred Patents

The Transferred Patents, subject to the terms and conditions of this Agreement, are shown in the following list in which all Patents are considered to be Transferred Business Patents unless identified as Transferred Additional Patents:

1:                                       Transferred Business Patents (by Patent Family Case Number):

287007	490092	10004438	10030774	10050352	10051513	20041213
291005	490096	10004439	10030775	10050394	10051664	20041534
291011	490112	10010119	10030795	10050395	10051699	20050071
291012	490116	10010276	10030883	10050488	10051735	20050223
485030	490123	10010649	10040433	10050536	10060003	20050574
485036	491012	10010752	10040434	10050718	10060083	20050678
486042	491026	10010958	10040435	10050729	10060084	20050762
486050	1094536	10011044	10040458	10050947	10970153	20051003
486053	2092021	10020017	10040460	10051055	10992699	20060007
487009	2093010	10020021	10040461	10051098	20003638	20060009
487010	2093011	10020588	10040493	10051120	20004200	20060052
487028	4092004	10020589	10040603	10051179	20010150	20960008
487053	4092008	10020808	10040666	10051239	20010626	20970009
487061	4093006	10020953	10040667	10051387	20010628	20970015
487062	4093008	10020971	10040669	10051388	20010886	20970017
487073	4093017	10030540	10040690	10051406	20011157	20970018
488002	4094003	10030549	10040750	10051408	20011158	20970019
488028	8533123	10030550	10040765	10051449	20011159	20990007
488035	8533143	10030552	10040777	10051477	20020379	20990009
488039	10001846	10030556	10030895	10051478	20020527	40010194
488042	10002349	10030557	10031127	10051479	20020841	40011111
488048	10002353	10030558	10031207	10051480	20020950	40030648
488052	10003728	10030559	10031350	10051481	20020951	40031062
489003	10003737	10030560	10031559	10051482	20020952	40031254
489032	10003739	10030573	10040204	10051483	20030499	40050930
489056	10003742	10030574	10040205	10051484	20030580	40051060
489068	10003744	10030577	10040236	10051485	20030876	40960006
489072	10003745	10030578	10040870	10051486	20030877	40960009
490014	10003747	10030584	10041535	10051487	20031103	40960010
490017	10003748	10030585	10041580	10051488	20031115	40980008
490019	10003749	10030586	10050009	10051489	20031116
490022	10003750	10030595	10050149	10051490	20031300
490056	10004144	10030596	10050173	10051491	20040196
490063	10004145	10030597	10050175	10051492	20040752
490068	10004177	10030694	10050243	10051493	20041009
490090	10004178	10030713	10050351	10051494	20041101

2:                                       Transferred Additional Patents (by Patent Family Case Number):

188113	10003858	10040742	10060047	20031189	40001003	40040835
190380	10004311	10040743	10060048	20031190	40003983	40041053
191101	10010267	10040794	10060095	20050069	40004012	40041250
191152	10010805	10041284	10960767	20051305	40010321	40051009
191153	10010849	10050001	10991135	20051663	40010347	40051451
191171	10011250	10050002	20010631	20950020	40010348	40051452
287008	10020181	10050193	20010831	20970010	40010813	40980013
486047	10020530	10050454	20020126	20970013	40020450	40990010
488043	10020583	10050559	20020377	40030647	40020768	40990011
489073	10020972	10050561	20020709	40030939	40021019
490064	10030572	10051011	20020799	20970023	40030044
490108	10030760	10051407	20021052	20970033	40030646
8533135	10040671	10051608	20021093	20980001	40031021
10001121	10040689	10051609	20031182	20990004	40031251

EXHIBIT D

Schedule of Transferred Intellectual Property Rights

The Transferred Intellectual Property Rights, subject to the terms and conditions of this Agreement, are:

1.                                       Copyrights.   Those Copyrights in and to the Business Technology, whether registered or unregistered, that are owned by Agilent or by an Agilent Subsidiary as of the Separation Date and are exclusively used in the Business, specifically including the Copyrights (if any) shown in the following list:

2.                                       Mask Work Rights.   Those Mask Work Rights in and to the Business Technology, whether registered or unregistered, that are owned by Agilent or by an Agilent Subsidiary as of the Separation Date and are exclusively used in the Business, specifically including the Mask Work Rights (if any) shown in the following list:

3.                                       Database Rights.   Those Database Rights in and to the Business Technology that are owned by Agilent or by an Agilent Subsidiary as of the Separation Date and are exclusively used in the Business, specifically including the Database Rights (if any) shown in the following list:

4.                                       Trade Secrets.   Those Trade Secrets in and to the Business Technology that are owned by Agilent or by an Agilent Subsidiary as of the Separation Date and are exclusively used by Verigy in the Business, specifically including the Trade Secrets (if any) shown in the following list:

5.                                       Trademarks.   The Trademarks shown in the following list:

	MARK	Country	STATUS	APP NO.	REG. NO.	REG. DATE
	VERIGY	Germany	Pending	30576136.6—Filed 12/22/05
	VERIGY	Taiwan	Pending	94061907—Filed 12/22/05
	Verigy Logo	Germany	Pending	30576131.5—Filed 12/22/05
	Verigy Logo	Taiwan	Pending	94061662—Filed 12/22/05
	SITEMATCH	China	Registered	980005175	1396345	5/14/00
	SITEMATCH	China	Registered	980005176	1362926	2/14/00
	SITEMATCH	China	Registered	9800095174	1362461	2/7/00
	SITEMATCH	EU	Registered	905893	905893	3/30/00
	SITEMATCH	Japan	Registered	H10-70,486	4436856	12/1/00
	SITEMATCH	Korea	Registered	1998-22889	454835	9/14/09
	SITEMATCH	Korea	Registered	1998-22891	462078	12/29/09
	SITEMATCH	Korea	Registered	1998-7132	58157	12/2/09
	SITEMATCH	Singapore	Registered	98/03586-1	T98/08605A	8/25/98
	SITEMATCH	Singapore	Registered	T98/08606Z	T98/08606Z	8/25/98
	SITEMATCH	Singapore	Registered	T98/08607H	T98/08607H	8/25/08
	SITEMATCH	Taiwan	Registered	(87)041266	885013	3/16/00
	SITEMATCH	Taiwan	Registered	(87)041267	869835	10/1/99
	SITEMATCH	Taiwan	Registered	(87)041268	121169	2/1/00
	SMARTEST	Benelux	Registered	822386	545683	2/18/1994
	SMARTEST	France	Registered	94507352	94507352	2/21/1994
	SMARTEST	Italy	Registered	RM94C000689	686878	9/18/1996
	SMARTEST	Spain	Registered	1806169	1806169	6/3/1996
	SMARTEST	Sweden	Registered	94-01822	302466	6/2/1995
	SMARTEST	UK	Registered	1562712	1562712	2/17/1994
	TESTER-PER-SITE	US	Registered	74/248872 74/246133	1,723,509 2,188,950	10/13/1992 9/15/1998
	VERSATEST	US	Registered	74/263230 75/246478	1,742,910 2,137,261	12/29/1992 2/17/1998
	VERSATEST	China	Registered	3460149	3460149	7/14/2004
	VERSATEST	Europe	Registered	003023926	003023926	1/17/2005
	VERSATEST	Japan	Registered	2003-019574	4710048	9/12/2003
	VERSATEST	Korea	Registered	2003-0005098	577123	3/11/2004
	VERSATEST	Taiwan	Registered	92007270	1085365	2/16/2004
Common Law	93000
	Pin Scale 800
	Pin Scale 3600

6.                                       Internet Properties.   The Internet Properties shown in the following list:

Domain Names	www.cadbucks.com
www.mvtusa.com
www.verigy.com
www.verigy.org
www.verigy.net
www.verigy.co.in
www.verigy.in
www.verigy.tw
www.verigy.com.tw
www.verigy.co.uk
www.verigy.us

EXHIBIT E

Schedule of Business Technology

Business Technology:

•                  All Technology used in designing, developing, manufacturing, selling or supporting the Verigy Products as they exist as of the Separation Date;

•                  All Technology used in the conduct of the Business as of the Separation Date.

EXHIBIT F

Transferred Licenses

The agreements between Agilent, or an Agilent Subsidiary, and a Third Party as shown in the following list:

Exhibit 10.68

INTELLECTUAL PROPERTY MATTERS AGREEMENT
W I T N E S S E T H
ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION
ARTICLE II TRANSFERRED INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY
ARTICLE III LICENSES TO VERIGY
ARTICLE IV LICENSES TO AGILENT
ARTICLE V ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS
ARTICLE VI CONFIDENTIAL INFORMATION
ARTICLE VII LIMITATION OF LIABILITY & WARRANTY DISCLAIMER
ARTICLE VIII TRANSFERABILITY AND ASSIGNMENT
ARTICLE IX COMPETITIVE RESTRICTIONS
ARTICLE X MISCELLANEOUS
EXHIBIT A
EXHIBIT B FORM OF INTELLECTUAL PROPERTY RIGHTS ASSIGNMENT
EXHIBIT C Schedule of Transferred Patents
EXHIBIT D Schedule of Transferred Intellectual Property Rights
EXHIBIT E Schedule of Business Technology
EXHIBIT F Transferred Licenses